                       CREDIT AND REIMBURSEMENT AGREEMENT


          AGREEMENT dated as of December 9, 1993 among HONEYWELL INC., the BANKS listed on the signature pages hereof, the CO-AGENTS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

          WHEREAS, in a civil action (No. CV-90-0093 MRP (Ex)) for patent infringement claims relating to ring laser gyroscopes used in commercial aircraft pending in the United States District Court for the Central District of California, the jury rendered a verdict on August 31, 1993 in favor of Litton Industries, Inc. (the "Claimant") awarding damages against the Borrower in the amount of $1,200,000,000;

          WHEREAS, if any significant judgment is entered by such Court in such action, the Borrower intends to appeal such judgment to a United States Court of Appeals and, if such judgment is affirmed by such Court of Appeals, to the United States Supreme Court, and, in connection with any such appeal and for the purpose of staying execution of any such judgment and providing for the payment when due of the amount of any such judgment or any settlement between the Borrower and the Claimant of the claims on which such action is based, the Borrower has requested that the Banks make loans to the Borrower or issue letters of credit for the account of the Borrower in an aggregate amount of up to $1,200,000,000; and

          WHEREAS, the Banks are willing to make such loans to the Borrower and issue such letters of credit for the account of the Borrower pursuant to the terms of this Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

          "Abandoned Subsidiary" means any Subsidiary of the Borrower (i) as to which a determination shall have been made in accordance with Section 5.04 to terminate such Subsidiary's corporate existence and (ii) the fair market value of the assets of which, immediately prior to such termination, shall not exceed $5,000,000.

          "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

          "Action" means the civil action (No. CV-90-0093 MRP (Ex)) in the Court for patent infringement claims relating to ring laser gyroscopes used in commercial aircraft brought by the Claimant against the Borrower but excluding any claims arising out of antitrust or other allegations.

          "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

          "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

          "Affiliate" means, with respect to any Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls such former Person (a "Controlling Person") and (ii) any Person (other than a Subsidiary of such former Person) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means Morgan Guaranty Trust Company of New York in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

          "Aggregate LC Amount" has the meaning set forth in Section 6.02.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar

Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

          "Assessment Rate" has the meaning set forth in Section 2.07(b).

          "Assignee" has the meaning set forth in Section 9.06(c).

          "Available LC Amount" means at any time an amount equal to the excess, if any, of the aggregate amount of the Commitments over the aggregate outstanding amount of Loans (if any) at such time.

          "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrower" means Honeywell Inc., a Delaware corporation, and its successors.

          "Borrower's 1992 Form 10-K" means the Borrower's annual report on Form 10-K for the year ended December 31, 1992, as amended by Form 8 Amendment dated May 3, 1993, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Borrowing" has the meaning set forth in Section 1.03.

          "CD Base Rate" has the meaning set forth in Section 2.07(b).

          "CD Loan" means (i) a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a CD Loan immediately before it became overdue.

          "CD Margin" has the meaning set forth in Section 2.07(b).

          "CD Rate" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted CD Rate.

          "CD Reference Banks" means The Chase Manhattan Bank (National Association), Citibank, N.A., Bank of America National Trust and Savings Association, The Fuji Bank, Limited and Morgan Guaranty Trust Company of New York.

          "Claimant" has the meaning set forth in the first Whereas Clause.

          "Closing Date" means the date on or after which the Agent shall have received the documents specified in or pursuant to Section 3.01.

          "Co-Agents" means the Banks listed as Co-Agents on the signature pages hereof, each in its capacity as Co-Agent.

          "Co-Arrangers" means J.P. Morgan Securities Inc. and Chase Securities, Inc., each in its capacity as co-arranger.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09.

          "Committed Loan" means a loan made by a Bank pursuant to Section 2.01; PROVIDED that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

          "Consolidated Adjusted Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries as of such date less the amount, to the extent reflected in determining such consolidated stockholders' equity, of all goodwill.

          "Consolidated Cash Flow" means, for any period, the sum of (i) Consolidated Net Income for such period PLUS (ii) to the extent deducted in determining such Consolidated Net Income, the sum of depreciation, amortization and other similar non-cash charges PLUS (iii) the amount of any pre-tax provision for the Judgment or any Settlement taken as a charge in determining such Consolidated Net Income.

          "Consolidated Domestic Subsidiary" means any Consolidated Subsidiary organized under the laws of any jurisdiction in the United States.

          "Consolidated Indebtedness" means at any date the sum of (i) all short-term and long-term debt that would be included in a consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries, determined as of such date PLUS (ii) the amount (if any) by which the aggregate outstanding principal amount of Debt specified in clause (vii) of the definition of Debt set forth in this Section 1.01 of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis as of such date exceeds $15,000,000.

          "Consolidated Net Income" means, for any period, consolidated net income of the Borrower and its Consolidated Subsidiaries for such period.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

          "Consolidated Total Capital" means at any date the sum of Consolidated Adjusted Net Worth plus Consolidated Indebtedness, each determined as of such date.

          "Court" means the United States District Court for the Central District of California.

          "Credit Availability Period" means the period from the Effective Date to but excluding the Termination Date.

          "Credit Event" means the making of a Loan or the issuance of a Letter of Credit.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person (to the extent of the lesser of the amount of such Debt and the book value of any assets subject to such Lien),(vi) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument and (vii) all Debt of others Guaranteed by such Person (to the extent of the lesser of the amount of such Debt Guaranteed or the amount of such Guarantee).

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; PROVIDED that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Domestic Loans" means CD Loans or Base Rate Loans or both.

          "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.09.

          "Entry Date" means the date on which the Court enters any judgment in the Action awarding damages against the Borrower.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

          "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

          "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

          "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.07(c) on the basis of an Adjusted London Interbank Offered Rate.

          "Euro-Dollar Reference Banks" means the principal London offices of The Chase Manhattan Bank (National Association), Citibank, N.A., Bank of America National Trust and Savings Association, The Fuji Bank, Limited and Morgan Guaranty Trust Company of New York.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.07(c).

          "Event of Default" has the meaning set forth in Section 6.01.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

          "Final Fee Payment Date" has the meaning set forth in Section 2.08(a).

          "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

          "Foreign Person" means (i) any government (a "Foreign Government") other than the United States government or the government of any political subdivision thereof, (ii) any agency or representative of a Foreign Government,
(iii) any form of business enterprise organized under the laws of any country other than the United States or its possessions or any political subdivision thereof or (iv) any form of business enterprise owned or controlled by any of the persons described in clauses (i), (ii) or (iii) above.

          "Group of Loans" means at any time a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time or (ii) all Committed Loans which are Fixed Rate Loans of the same type having the same Interest Period at such time; PROVIDED that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.02 or 8.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "Indemnitee" has the meaning set forth in Section 9.03(b).

          "Initial Termination Date" means January 31, 1994 or such later date as shall have been agreed to in writing by the Borrower and each of the Banks from time to time.

          "Interest and Costs" means pre- and post-judgment interest on the Judgment and court costs and attorneys' and experts' fees, if any, required by the Court to be paid by the Borrower in the Action.

          "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of Borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each CD Loan, a period commencing on the date of Borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice; PROVIDED that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than seven days) as the Borrower may elect in accordance with Section 2.03; PROVIDED that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Judgment" means any award for damages (excluding Interest and Costs), entered by the Court, or, upon appeal, by a United States Court of Appeals or the United States Supreme Court, against the Borrower in favor of the Claimant in the Action.

          "LC Exposure" means, at any time and for any Bank, an amount equal to such Bank's share of the amount of Letter of Credit Liabilities in respect of each Letter of Credit outstanding at such time.

          "Letter of Credit" has the meaning set forth in Section 2.15(a).

          "Letter of Credit Liabilities" means, at any time and in respect of any Letter of Credit, the sum, without duplication, of (i) the amount available for drawing under such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations in respect of previous drawings made under such Letter of Credit.

          "Level I Status" exists at any date if, at such date, the Borrower's outstanding senior unsecured long-term debt securities are rated either A+ or higher by S&P OR A1 or higher by Moody's.

          "Level II Status" exists at any date if, at such date, (i) the Borrower's outstanding senior unsecured long-term debt securities are rated either A or higher by S&P OR A2 or higher by Moody's AND (ii) Level I Status does not exist at such date.

          "Level III Status" exists at any date if, at such date, (i) the Borrower's outstanding senior unsecured long-term debt securities are rated either A- or higher by S&P OR A3 or higher by Moody's AND (ii) neither Level I Status nor Level II Status exists at such date.

          "Level IV Status" exists at any date if, at such date, (i) the Borrower's outstanding senior unsecured long-term debt securities are rated either BBB+ or higher by S&P OR Baa1 or higher by Moody's AND (ii) none of Level I Status, Level II Status or Level III Status exists at such date.

          "Level V Status" exists at any date if, at such date, (i) the Borrower's outstanding senior unsecured long-term debt securities are rated BBB or higher by S&P AND Baa2 or higher by Moody's AND (ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists at such date.

          "Level VI Status" exists at any date if none of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at such date.

          "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

          "Lien" means, with respect to any asset, any mortgage, pledge or security interest, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

          "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

          "Material Adverse Effect" means a material adverse effect on the business, consolidated financial position or consolidated results of operations (such results of operations to be considered on a four fiscal quarter basis) of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $10,000,000.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

          "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

          "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

          "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; PROVIDED that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

          "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

          "Money Market Margin" has the meaning set forth in Section 2.03(d).

          "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

          "Moody's" means Moody's Investors Service, Inc., and its successors.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

          "Notice of Interest Rate Election" has the meaning set forth in
Section 2.11.

          "Notice of Issuance" has the meaning set forth in Section 2.15(b).

          "Parent" means, at any time with respect to any Bank, any Person which at such time directly or indirectly owns securities or other ownership interests of such Bank having ordinary voting power to elect a majority of the board of directors of, or other Persons performing similar functions for, such Bank.

          "Participant" has the meaning set forth in Section 9.06(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

          "Quarterly Date" means the last Euro-Dollar Business Day of each March, June, September and December.

          "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reimbursement Due Date" has the meaning set forth in Section 2.15(e).

          "Reimbursement Obligations" means at any date the obligations of the Borrower then outstanding under Section 2.15 to reimburse any Bank for the amount paid by such Bank in respect of a drawing under a Letter of Credit.

          "Required Banks" means at any time Banks having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, having at least 66 2/3% of the aggregate Total Exposures of all of the Banks.

          "Restricted Asset" means any real property (excluding equipment and fixtures installed thereon or affixed thereto) owned or leased by the Borrower or any of its Consolidated Domestic Subsidiaries, and any capital stock or indebtedness of any Consolidated Domestic Subsidiary having assets with a book value in excess of $10,000,000.

          "Sell-Down Date" means the earlier of (i) the date on which the Borrower has agreed, by notice to the Agent and the Banks, to permit each Bank to assign or sell participating interests in its Commitment, Loans and Letter of Credit Liabilities to one or more banks or other institutions pursuant to
Section 9.06 and (ii) the fifth Domestic Business Day after the Entry Date.

          "Settlement" means the total amount (including any amount in respect of Interest and Costs) payable by the Borrower to the Claimant pursuant to a final settlement between the Borrower and the Claimant of the claims on which the Action is based.

          "Settlement Date" means the earlier of (i) the date on which any provision for the Judgment or any Settlement is taken in a consolidated statement of income of the Borrower and its Consolidated Subsidiaries for any period in which such date occurs and (ii) the date on which the Claimant receives any portion of the amount payable in respect of the Judgment or any Settlement.

          "S&P" means Standard & Poor's Ratings Group and its successors.

          "Status" means each of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status and Level VI Status.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Term Sheet" means the summary of Terms and Conditions, including the fee grids attached thereto, outlining the principal terms and conditions of this Agreement, delivered by the Agent to each of the Banks.

          "Termination Date" means the later of (i) the Initial Termination Date and (ii) if on or prior to the Initial Termination Date the Sell-Down Date has occurred, June 30, 1999; PROVIDED that if any such day is not a Euro-Dollar Business Day, the Termination Date shall be the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which the Termination Date shall be the next preceding Euro-Dollar Business Day.

          "Total Exposure" means, with respect to any Bank at any time, the sum of (i) the aggregate principal amount of its Loans then outstanding and (ii) the aggregate amount of its Letter of Credit Liabilities at such time.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

          "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; PROVIDED that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

          SECTION 1.03. TYPES OF BORROWINGS. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article II on the same date, all of which Loans are of the same type (subject to Article VIII) and, except in the case of Base Rate Loans, have the same Interest Period or initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (E.G., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (I.E., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section
2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

          SECTION 1.04. BASIS FOR RATINGS; DEEMED RATINGS. (a) The credit ratings to be utilized in the determination of a Status are the ratings assigned to unsecured obligations of the Borrower without third party credit support. Ratings assigned to any obligation which is secured or which has the benefit of third party credit support shall be disregarded.

          (b) If at any time (i) either S&P or Moody's has not publicly rated the Borrower's outstanding senior unsecured long-term debt securities (the "Ratable Securities") or no Ratable Securities of the Borrower are outstanding at such time and (ii) at such time S&P or Moody's has provided written evidence of a rating of Ratable

Securities that is implied from the rating that S&P or Moody's, as the case may be, has assigned to the Borrower's outstanding subordinated unsecured long-term debt securities or the Borrower's outstanding senior secured long-term debt securities, if any, such implied rating by S&P or Moody's, as the case may be (together with the public rating or the implied rating referred to in this subsection (b) of the other rating agency, if available), shall be used for purposes of determining any Status.

          (c) If at any time (i) either S&P or Moody's has not publicly rated the Ratable Securities or no Ratable Securities of the Borrower are outstanding at such time, (ii) no implied rating by S&P or Moody's, as the case may be, is available in accordance with subsection (b) above at such time and (iii) at such time the Borrower has obtained a private letter rating from S&P or Moody's, as the case may be, of the Ratable Securities, such private letter rating of S&P or Moody's, as the case may be (together with the public rating or the implied rating referred to in subsection (b) above of the other rating agency, if available), shall be used for purposes of determining any Status.

          (d) For purposes of determining Level I Status, Level II Status, Level III Status and Level IV Status, if at any date the rating of the Borrower's Ratable Securities by Moody's shall be higher or lower than the comparable rating by S&P by two or more rating levels (it being understood that for these purposes an S&P rating of A+ is comparable to a Moody's rating of A1, an S&P rating of A is comparable to a Moody's rating of A2, and so forth), then the rating of the Ratable Securities by each of Moody's and S&P shall be deemed to be the comparable S&P and Moody's ratings at the midpoint between the two actual ratings, or, if there shall be no rating at the midpoint, the next higher rating from the midpoint between the two actual ratings. For example, if the Ratable Securities are rated A+ by S&P and A3 by Moody's, the Ratable Securities shall be deemed to be rated A by S&P and A2 by Moody's; and if the Ratable Securities are rated BBB by S&P and A2 by Moody's, the Ratable Securities shall be deemed to be rated A- by S&P and A3 by Moody's.


                                   ARTICLE II

                                   THE CREDITS

          SECTION 2.01. COMMITMENTS TO LEND. During the Credit Availability Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the sum of (x) the aggregate principal amount of Committed Loans by such Bank plus (y) such Bank's LC Exposure at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(c)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay or, to the extent permitted by Section 2.10, prepay Loans and reborrow at any time during the Credit Availability Period pursuant to this Section 2.01.

          SECTION 2.02. NOTICE OF COMMITTED BORROWING. (a) The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (b)  the aggregate amount of such Borrowing,

          (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or at a CD Rate or a Euro-Dollar Rate, and

          (d) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) The provisions of subsection (a) above notwithstanding, if the Borrower shall not have given a Notice of Borrowing not later than 11:00 A.M. (New York City time) on any Reimbursement Due Date, then, unless the Borrower notifies the Agent before such time that it elects not to borrow on such date, the Agent shall be deemed to have received a Notice of Committed Borrowing specifying that (i) the date of the proposed Borrowing shall be such Reimbursement Due Date, (ii) the aggregate amount of the proposed Borrowing shall be the aggregate amount of the Reimbursement Obligations due and payable on such Reimbursement Due Date, and (iii) the Loans comprising the proposed Borrowing are to be Base Rate Loans.

          SECTION 2.03.  MONEY MARKET BORROWINGS.

          (a) THE MONEY MARKET OPTION. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Credit Availability Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

          (b) MONEY MARKET QUOTE REQUEST. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

         (ii) the aggregate amount of such Borrowing, which shall be $25,000,000 or a larger multiple of $1,000,000,

        (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

         (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

          (c) INVITATION FOR MONEY MARKET QUOTES. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d) SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); PROVIDED that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

          (A)  the proposed date of Borrowing,

          (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

          (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

          (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

          (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii)  Any Money Market Quote shall be disregarded if it:

          (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

          (B)  contains qualifying, conditional or similar language;

          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

          (D)  arrives after the time set forth in subsection (d)(i).

          (e) NOTICE TO BORROWER. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; PROVIDED that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

         (ii) the aggregate principal amount of each Money Market Borrowing must be $25,000,000 or a larger multiple of $1,000,000,

        (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

         (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (g) ALLOCATION BY AGENT. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          SECTION 2.04.  NOTICE TO BANKS; FUNDING OF LOANS.

          (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower promptly after being made available to the Agent at the Agent's aforesaid address in the same type of funds as those received by the Agent.

          (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.05. NOTES. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

          (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Note pursuant to Section 3.01(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          SECTION 2.06. SCHEDULED TERMINATION OF COMMITMENTS AND MATURITY OF LOANS. (a) The Commitments shall terminate on the Termination Date and any Committed Loans then outstanding (together with accrued interest thereon) and all accrued fees hereunder shall be due and payable in full on such date.

          (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          SECTION 2.07. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on the date such Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the actual date of payment at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; PROVIDED that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the actual date of payment at a rate per annum equal to the sum of 2% plus (i) if principal of or interest on such CD Loan shall have become overdue during an Interest Period applicable to such CD Loan, for each such day before the last day of such Interest Period, the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan for such Interest Period, and (ii) for the last day of such Interest Period and each day thereafter, the Base Rate for such day.

          "CD Margin" means (i) .300% per annum for any day on which Level I Status exists, (ii) .375% per annum for any day on which Level II Status exists, (iii) .400% per annum for any day on which Level III Status exists, (iv) .4375% per annum for any day on which Level IV Status exists, (v) .450% per annum for any day on which Level V Status exists and (vi) .525% per annum for any day on which Level VI Status exists. The basis and determination of any Status shall be subject to
Section 1.04.

          The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                   [ CDBR       ]*
          ACDR  =  [ ---------- ]  + AR
                   [ 1.00 - DRP ]

          ACDR  =  Adjusted CD Rate
          CDBR  =  CD Base Rate
           DRP  =  Domestic Reserve Percentage
            AR  =  Assessment Rate

     __________
     * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

          The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period, excluding from the calculation of such average the rates bid by such deposit dealers for such purchase of certificates of deposit of (i) the CD Reference Bank receiving the lowest average bid rates from such deposit dealers and (ii) the CD Reference Bank receiving the highest average bid rates from such deposit dealers.

          "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. SECTION 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

          "Euro-Dollar Margin" means (i) .175% per annum for any day on which Level I Status exists, (ii) .250% per annum for any day on which Level II Status exists, (iii) .275% per annum for any day on which Level III Status exists, (iv) .3125% per annum for any day on which Level IV Status exists, (v) .325% for any day on which Level V Status exists and (vi) .400% for any day on which Level VI Status exists. The basis and determination of any Status shall be subject to
Section 1.04.

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period, excluding from the calculation of such average the rate at which such deposits are offered to (i) the Euro-Dollar Reference Bank offered the lowest such rate and (ii) the Euro-Dollar Reference Bank offered the highest such rate.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus (i) if principal of or interest on such Euro-Dollar Loan shall have become overdue during an Interest Period applicable to such Euro-dollar Loan, for each such day before the last day of such Interest Period, the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan for such Interest Period, and (ii) for the last day of such Interest Period and each day thereafter, the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y)
1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day).

          (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

          SECTION 2.08. FEES. (a) FACILITY FEE. The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate. Such facility fee shall accrue each day (i) from and including December 9, 1993 to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the aggregate amount of the Commitments (whether used or unused) on such date, and (ii) from and including the Termination Date (or such earlier date) to but excluding the Final Fee Payment Date, on the sum of (i) the aggregate outstanding principal amount of the Loans plus (ii) the aggregate amount of the Letter of Credit Liabilities, in each case on such date. Accrued fees under this subsection shall be payable on each Quarterly Date, on the Termination Date and on the Final Fee Payment Date.

          "Facility Fee Rate" means (i) .125% per annum for any day on which Level I Status, Level II Status or Level III Status exists, (ii) .1875% per annum for any day on which Level IV Status exists, (iii) .225% per annum for any day on which Level V Status exists and (iv) .250% per annum for any day on which Level VI Status exists. The basis and determination of any Status shall be subject to Section 1.04.

          "Final Fee Payment Date" means the latest of (i) the date on which the Loans shall be repaid in their entirety, (ii) the date on which all Letters of Credit shall have terminated, (iii) the date on which no drawings shall be available under any Letter of Credit and (iv) the date on which all Reimbursement Obligations shall be paid in full.

          (b) ADVISORY FEES. The Borrower shall pay to each Co-Arranger advisory fees (i) on the Effective Date, in the amount previously agreed upon between such Co-Arranger and the Borrower and (ii) on the Sell-Down Date, in the amount previously agreed upon between such Co-Arranger and the Borrower.

          (c) SYNDICATION FEES. The Borrower shall pay to each Co-Agent and Co-Arranger syndication fees (i) prior to the Effective Date, on the date and in the amount previously agreed upon between the Borrower and such Co-Agent or Co-Arranger, as the case may be, and (ii) on the Sell-Down Date, in the amount specified in the Term Sheet to be paid to such Co-Agent or Co-Arranger, as the case may be, upon commencement of Phase II (as defined in the Term Sheet).

          SECTION 2.09. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon at least three Domestic Business Days' notice to the Agent,
(i) terminate the Commitments at any time, if no Loans are outstanding and no Letter of Credit Liabilities exist at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the sum of (x) the aggregate outstanding principal amount of the Loans and (y) the aggregate amount of Letter of Credit Liabilities at such time in respect of all Letters of Credit.

          SECTION 2.10. OPTIONAL PREPAYMENTS. (a) The Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay a Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

          (b) The Borrower may, upon at least three Domestic Business Days' notice to the Agent, in the case of a Group of CD Loans, or upon at least three Euro-Dollar Business Days' notice to the Agent, in the case of a Group of Euro-Dollar Loans, prepay the Loans comprising such Group in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; PROVIDED that the Borrower shall reimburse each Bank for any loss or expense incurred by it as a result of any such prepayment in accordance with Section 2.13. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

          (c) Except as provided in subsection (a) above, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

          (d) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment (if any) and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.11. METHOD OF ELECTING INTEREST RATES. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

          (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans;

          (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 11:00 A.M. (New York City time) (x) if the relevant Loans are to be converted to Domestic Loans or continued as Domestic Loans for an additional Interest Period, the second Domestic Business Day before such conversion or continuation is to be effective and (y) if the relevant Loans are to be converted to Euro-Dollar Loans or continued as Euro-Dollar Loans for an additional Interest Period, the third Euro-Dollar Business Day before such conversion or continuation is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; PROVIDED that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $25,000,000 or any larger multiple of $1,000,000.

          (b)  Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies,

         (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above,

        (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Fixed Rate Loans, the duration of the initial Interest Period applicable thereto, and

         (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period. The number of Groups of Loans outstanding at any one time shall not exceed the lesser of (i) thirty and (ii) the number obtained by dividing the aggregate amount of the Commitments at such time by $25,000,000 (rounded upward, if necessary, to the next higher integer).

          (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

          SECTION 2.12. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.13. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.10(d), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or, subject to Section 9.06(e), by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, PROVIDED that such Bank shall have delivered to the Borrower a certificate setting forth in reasonable detail its calculation of the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.14. COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.15. LETTERS OF CREDIT. (a) COMMITMENT TO ISSUE LETTERS OF CREDIT. During the Credit Availability Period, the Banks severally agree, upon the terms and conditions hereinafter set forth, to issue letters of credit hereunder, ratably in proportion to their respective Commitments, from time to time upon the request of the Borrower (letters of credit so issued, the "Letters of Credit", and each a "Letter of Credit"); PROVIDED that, immediately after each Letter of Credit is issued, (i) the sum of each Bank's outstanding LC Exposure plus the aggregate principal amount of Committed Loans by such Bank shall not exceed the amount of its Commitment and (ii) the aggregate amount of the Letter of Credit Liabilities shall not exceed the Available LC Amount.

          (b) NOTICE OF ISSUANCE. The Borrower shall give the Agent irrevocable notice (i) at least five Domestic Business Days prior to the requested issuance of a Letter of Credit, if the form of such Letter of Credit has not been previously agreed upon by the Borrower and the Banks, and (ii) at least three Domestic Business Days prior to the requested issuance of a Letter of Credit, if the form of such Letter of Credit has been previously agreed upon by the Borrower and the Banks, in each case specifying the date such Letter of Credit is to be issued, and describing the proposed terms of such Letter of Credit, including the face amount thereof (if not specified in the form of such Letter of Credit, if any), and the nature of the transactions proposed to be supported thereby (such notice, a "Notice of Issuance"). Upon receipt of any Notice of Issuance, the Agent (i) shall promptly notify each Bank of the contents thereof and of the amount of such Bank's ratable share of such proposed Letter of Credit and (ii) shall prepare and send to the Borrower and the Lenders a proposed form or the form, as the case may be, of such Letter of Credit. The terms of each such Letter of Credit shall provide that each Bank is obligated, severally and not jointly, to pay any drawings under such Letter of Credit ratably in proportion to such Bank's Commitment as in effect on the date such

Letter of Credit is issued. The issuance by the Banks of each Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that (i) such Letter of Credit shall (x) have a minimum aggregate face amount of $25,000,000 and (y) be in such form and contain such terms as shall be reasonably satisfactory to the Banks, (ii) the Borrower shall have, or shall have caused such other Persons to have, executed and delivered such other instruments and agreements relating to such Letter of Credit as any of the Banks shall have reasonably requested, (iii) such Letter of Credit shall be used only for the purpose of staying directly or indirectly the execution of any judgment entered by the Court in the Action and (iv) such Letter of Credit shall be issued only to a beneficiary designated by the Court or to one or more bonding companies accepted by the Court that issue surety bonds in favor of such beneficiary. No Letter of Credit shall have a term extending beyond the Termination Date.

          (c) FEES. The Borrower agrees to pay to the Agent for the account of each Bank in respect of each Letter of Credit, ratably in proportion to its respective share of such Letter of Credit, a letter of credit fee with respect to such Letter of Credit, computed for each day from and including the date of issuance of such Letter of Credit until the date no drawings are available on such Letter of Credit, at the LC Commission Rate on the undrawn amount of such Letter of Credit on such day. Such fee shall be payable in arrears on each Quarterly Date for so long as such Letter of Credit is outstanding and on the date no drawings are available on such Letter of Credit.

          "LC Commission Rate" means (i) .175% per annum for any day on which Level I Status exists, (ii) .250% per annum for any day on which Level II Status exists, (iii) .275% per annum for any day on which Level III Status exists, (iv) .3125% per annum for any day on which Level IV Status exists, (v) .325% per annum for any day on which Level V Status exists and (vi) .400% per annum for any day on which Level VI Status exists. The basis and determination of any Status shall be subject to Section 1.04.

          (d) DRAWINGS UNDER THE LETTER OF CREDIT. Upon receipt from the beneficiary of any Letter of Credit of a demand for payment under such Letter of Credit, the Agent shall determine in accordance with the terms and conditions of such Letter of Credit whether such demand for payment should be honored. If the Agent determines that a demand for payment by such beneficiary should be honored in accordance with the terms and conditions set forth in such Letter of Credit, the Agent shall promptly notify the Borrower and each Bank of the aggregate amount to be paid as a result of such demand and shall promptly notify each Bank of its share of such amount. Upon receipt of such notice, each Bank shall make available to such beneficiary its share of the amount so demanded in accordance with the terms of such Letter of Credit.

          (e) REIMBURSEMENT OBLIGATION. If any Bank pays any portion of any draft presented under any Letter of Credit, the Borrower agrees to pay to such Bank (x) on the date the Agent notifies the Borrower of such payment, if such notice is given at or before 10 A.M. (New York City time), or (y) if such notice is given after 10 A.M. (New York City time) then not later than 1:00 P.M. (New York City time) on the Domestic Business Day next succeeding the date such notice is given (the "Reimbursement Due Date") an amount equal to the amount paid by such Bank under such Letter of Credit (a "Reimbursable Amount"), together with interest thereon from and including the date of such payment by such Bank to but excluding the Reimbursement Due Date at a rate per annum equal to the Base Rate for such day. If any Reimbursable Amount is not paid on the relevant Reimbursement Due Date, the overdue amount shall bear interest for each day from and including the Reimbursement Due Date to but excluding the date of actual payment at a rate per annum equal to the sum of 2% plus the Base Rate for such day. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse each Bank for any Reimbursable Amount paid by such Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind.

          (f)  OBLIGATIONS.  The obligations of the Borrower under this Section
2.15 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit or any document related thereto;

              (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any document related thereto;

             (iii) the use which may be made of any Letter of Credit by, or any acts or omission of, the beneficiary of such Letter of Credit (or any Person for whom such the beneficiary may be acting);

              (iv) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against the beneficiary of a Letter of Credit (or any Person for whom such beneficiary may be acting), the Banks or any other Person, whether in connection with this Agreement or any Letter of Credit or any document related hereto or thereto or any unrelated transaction;

               (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

              (vi) payment under any Letter of Credit against presentation to the Agent of a draft or certificate that does not comply with the terms of such Letter of Credit, PROVIDED that the Agent's determination that documents presented under such Letter of Credit comply with the terms thereof shall not have constituted gross negligence or willful misconduct of the Agent; or

             (vii) any other act or omission to act or delay of any kind by any Bank, the Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (f), constitute a legal or equitable discharge of the Borrower's obligations hereunder.

          (g) INDEMNIFICATION. The Borrower hereby indemnifies and holds harmless each Bank and the Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Bank or the Agent may incur (or which may be claimed against such Bank or the Agent by any Person whatsoever), by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit; PROVIDED that the Borrower shall not be required to indemnify any Bank or the Agent for any claims, damages, losses, liabilities, costs or expenses, to the extent caused by (x) the willful misconduct or gross negligence of the

Agent in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) such Bank's failure to pay under any Letter of Credit after receipt of notice from the Agent pursuant to Section 2.15(b) after the presentation to the Agent by the beneficiary of such Letter of Credit of documents strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection (g) is intended to limit the obligations of the Borrower under any other provision of this Agreement, including the Borrower's reimbursement obligation contained in
Section 2.15(e).

          (h) LIMITED LIABILITY OF THE AGENT AND THE BANKS. The Agent, the Banks and their respective officers, directors, employees and agents shall not be liable or responsible for, and the obligations of the Borrower to reimburse the Banks for payments under this Agreement shall not be excused by, any action or inaction of the Agent or any Bank related to: (w) the use which may be made of any Letter of Credit or any acts or omissions of the beneficiary of such Letter of Credit in connection therewith; (x) the validity or genuineness of documents presented under any Letter of Credit, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged; (y) payment by any Bank against presentation of documents to the Agent which do not comply with the terms of any Letter of Credit, including failure of any document to bear any reference or adequate reference to such Letter of Credit; or (z) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, or notifying or failing to notify any Bank that is required to make any payment under any Letter of Credit. Notwithstanding the foregoing, the Borrower shall, in the case of clause (i) of this sentence, have a claim against the Agent and, in the case of clause (ii) of this sentence, against any Bank, and the Agent or such Bank, as the case may be, shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which were caused by (i) the Agent's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof or in failing to notify any Bank in accordance with Section 2.15(d) or in accordance with the terms of any Letter of Credit or (ii) such Bank's failure to pay, after receipt of notice from the Agent pursuant to Section 2.15(b), under any Letter of Credit after the presentation to the Agent by the beneficiary of such Letter of Credit of documents strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          (i) OBLIGATIONS SEVERAL. The obligations of each Bank hereunder and under any Letter of Credit are several but not joint. Failure of any Bank to carry out its obligations hereunder and under any Letter of Credit shall not relieve any other Bank, the Agent or the Borrower of any of their respective obligations hereunder or under such Letter of Credit. Neither the Agent nor any Bank shall be responsible for the obligations of any other party hereunder.


                                   ARTICLE III

                                   CONDITIONS

          SECTION 3.01. CLOSING. The Closing hereunder shall occur upon receipt by the Agent of the following documents, each dated the Closing Date unless otherwise indicated:

          (a) a duly executed Note for the account of each Bank dated on or before the Closing Date, complying with the provisions of Section 2.05;

          (b) a certificate signed on behalf of the Borrower by a vice president and the secretary of the Borrower stating that (i) on the Closing Date, no Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in this Agreement are true on and as of the Closing Date;

          (c) opinions of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Borrower, substantially in the form of Exhibit E hereto, and of the General Counsel of the Borrower, substantially in the form of Exhibit F hereto, and each covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d) an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

          (e) all documents the Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Notes or any related document, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent.

The Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 3.02. EACH CREDIT EVENT. The obligations of any Bank to make a Loan on the occasion of any Borrowing and to issue a Letter of Credit on the occasion of any request therefor by the Borrower are subject to the satisfaction of the following conditions:

          (a)  the fact that the Closing Date shall have occurred;

          (b) receipt (or deemed receipt) by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, or a Notice of Issuance as required by
     Section 2.15, as the case may be;

          (c)  the fact that, immediately after such Credit Event, the sum of
     (i) the aggregate outstanding principal amount of the Loans plus (ii) the aggregate outstanding amount of Letter of Credit Liabilities will not exceed the aggregate amount of the Commitments;

          (d) the fact that, immediately before and after such Credit Event, no Default shall have occurred and be continuing;

          (e) the fact that the representations and warranties of the Borrower contained in this Agreement (except (i) the representations set forth in Sections 4.04(c) and 4.11(b) and (ii) the representations and warranties set forth in Sections 4.05 and 4.07 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Credit Event;

          (f) the fact that, on the date of such Credit Event, the total amount of the Judgment shall not exceed $1,200,000,000;

          (g) the fact that, on the date of such Credit Event, the sum of the total amount of the Judgment plus the total amount of Interest and Costs theretofore accrued shall not exceed $1,800,000,000;

          (h) the fact that, on the date of such Credit Event, the sum (without duplication to the extent one supports another) of (x) the aggregate face amount of all supersedeas bonds and letters of credit plus (y) the value of all other collateral as determined by the Court or as stipulated by the Borrower and the Claimant and accepted by the Court (or, to the extent no such determination or stipulation is made with respect to such other collateral, the fair market value of such other collateral), in each case required by the Court to be posted for purposes of staying the execution of the Judgment, shall not exceed $1,800,000,000;

          (i) the fact that, on the date of such Credit Event, the amount of any Settlement shall not exceed $1,800,000,000;

          (j) receipt by the Agent of evidence reasonably satisfactory to it of the Judgment or a Settlement; and

          (k) in the case of the initial Credit Event, (i) the fact that the Sell-Down Date shall have occurred at least five Domestic Business Days prior to the date of the initial Credit Event and (ii) receipt by the Agent, for the account of each of the Co-Arrangers and the Co-Agents, of the fees payable to the Co-Arrangers and the Co-Agents on or before the date of the initial Credit Event.

Each Credit Event hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in clauses (c) through (i), inclusive, of this Section.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the restated certificate of incorporation or bylaws of the Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower, and the Notes, when executed and delivered in accordance with by this Agreement, will constitute valid and binding obligations of the Borrower.

          SECTION 4.04.  FINANCIAL INFORMATION.

          (a) The consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries as of December 31, 1992 and the related consolidated statements of income and of cash flows for the fiscal year then ended, reported on by Deloitte & Touche and set forth in the Borrower's 1992 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) The unaudited consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries as of October 3, 1993 and the related unaudited consolidated statements of income and of cash flows for the three quarters then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended October 3, 1993 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period of three quarters (subject to normal year-end adjustments).

          (c) Since December 31, 1992 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole; PROVIDED that the verdict rendered by the jury in the Action and the entry by the Court, and the payment by the Borrower, of the Judgment or any Settlement shall not, in and of themselves, constitute such a material adverse change.

          SECTION 4.05. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable possibility of an adverse decision which could reasonably be expected to have a Material Adverse Effect, except for the Action or (ii) which in any manner draws into question the validity of this Agreement or the Notes.

          SECTION 4.06. COMPLIANCE WITH ERISA; MINIMUM FUNDING. (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except where the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which failure or amendment has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums or similar items under Section 4007 of ERISA.

          (b) As of September 30 of each fiscal year of the Borrower, the fair market value of all assets, in the aggregate, of all Plans maintained or contributed to by any member of the ERISA Group (excluding any accrued but unpaid contributions) shall not be less than 80% of the accumulated benefit obligation for such Plans, calculated on the basis of the actuarial assumptions used by the Borrower for financial reporting purposes for such fiscal year.

          SECTION 4.07. ENVIRONMENTAL MATTERS. In the ordinary course of its business, the Borrower conducts an ongoing review of the aggregate effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, capital or operating expenditures required for clean-up or closure of properties presently or previously owned, capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of licenses, permits or contracts, related constraints on operating activities, including periodic or permanent shutdowns of facilities or reductions in the level of or changes in the nature of operations conducted thereat, costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

          SECTION 4.08. TAXES. United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1979. The Borrower and each of its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by any of them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes which are being contested in good faith and for which adequate reserves have been made on the books of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of income taxes are, in the opinion of the Borrower, adequate in accordance with generally accepted accounting principles.

          SECTION 4.09. SUBSIDIARIES. Each corporate Subsidiary of the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.10. NOT AN INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.11. FULL DISCLOSURE. (a) All oral information relating to the Action and all written information (taken as a whole) heretofore furnished by or on behalf of the Borrower to the Agent, either Co-Arranger or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information (taken as a whole) hereafter furnished by the Borrower to the Agent, either Co-Arranger or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified.

          (b) The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or could reasonably be expected to materially and adversely affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole (to the extent the Borrower is required to publicly disclose such information under the federal securities laws), or the ability of the Borrower to perform its obligations under this Agreement.


                                    ARTICLE V

                                    COVENANTS

          The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid or any Letter of Credit Liability remains outstanding:

          SECTION 5.01.  INFORMATION.  The Borrower will deliver to each of the
Banks:

          (a) as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, a consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Deloitte & Touche or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such fiscal quarter, setting forth in the case of such in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to 5.09, inclusive, on the date of such financial statements and (ii) stating whether, to the best of such person's knowledge after due inquiry, any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i)
whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

          (e) within five Domestic Business Days after any executive officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the stockholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

          (h) within ten Domestic Business Days after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or a description of the reportable event for which notice was required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
     (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement (or makes any amendment to any Plan or Benefit Arrangement) which failure to contribute or amendment has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

          (i) promptly after any executive officer of the Borrower obtains knowledge of any actual or proposed change by Moody's or S&P of the rating of the Borrower's outstanding senior unsecured long-term debt securities, notice of such actual or proposed change;

          (j) promptly upon the entry of any judgment by the Court in the Action, any affirmance of any appeal of such judgment, or any other material development in the Action which the Borrower is required by law to disclose publicly, notice of such entry, affirmance or other material development, as the case may be; and

          (k) from time to time such additional information regarding the Action or the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

          SECTION 5.02. PAYMENT OF OBLIGATIONS. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where (i) the same may be contested in good faith by appropriate proceedings or (ii) the failure to pay or discharge such obligations and liabilities could not reasonably be expected to have a Material Adverse Effect, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles (or, with respect to any Subsidiary organized under the laws of any jurisdiction other than the United States, in accordance with (x) accounting principles applicable in such jurisdiction and (y) and, in the case of any Consolidated Subsidiary, accounting principles adequate for the inclusion of the results of operations of such Subsidiary in the consolidated financial statements of the Borrower and its Subsidiaries), appropriate reserves for the accrual of any of the same.

          SECTION 5.03. MAINTENANCE OF PROPERTY; INSURANCE. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to keep such property in good working order and condition could not reasonably be expected to have a Material Adverse Effect.

          (b) The Borrower will, and will cause each of its Subsidiaries to, provide as self-insurer to the extent provided below, or maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention and such amounts of self-insurance) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

          SECTION 5.04. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except for any such rights, privileges and franchises the failure of which to be preserved could not reasonably be expected to have a Material Adverse Effect; PROVIDED that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the termination of the corporate existence of any Subsidiary or the discontinuation of any line of business of the Borrower or any Subsidiary if the Borrower in good faith determines that such termination or discontinuation, as the case may be, is in the best interest of the Borrower and is not materially disadvantageous to the Banks, (iii) the acquisition of new Subsidiaries by Borrower or any Subsidiary or the addition of any new line of business of the Borrower or any Subsidiary or (iv) the sale of any assets of the Borrower or any Subsidiary.

          SECTION 5.05. COMPLIANCE WITH LAWS. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings and (ii) in the case of Environmental Laws and ERISA and the rules and regulations thereunder, where the failure to be in compliance therewith could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.06. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and, except to the extent prohibited by applicable law, rule, regulations or orders, will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

          SECTION 5.07. MINIMUM CONSOLIDATED ADJUSTED NET WORTH. Consolidated Adjusted Net Worth shall not, at any date, be less than the sum of (i) $500,000,000 plus (ii) an amount equal to 25% of Consolidated Net Income (if positive) for each fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 1994 ("Minimum Consolidated Adjusted Net Worth"); PROVIDED that if Consolidated Net Income for any fiscal quarter of the Borrower is negative (such negative amount, a "Loss Amount"), Minimum Consolidated Adjusted Net Worth shall be increased at the end of the subsequent fiscal quarter of the Borrower by an amount equal to 25% of the amount, if any, by which

Consolidated Net Income (if positive) for such subsequent fiscal quarter exceeds such Loss Amount.

          SECTION 5.08. CONSOLIDATED CASH FLOW TO CONSOLIDATED INDEBTEDNESS. If at any date Level IV Status, Level V Status or Level VI Status exists, the ratio of Consolidated Cash Flow for the four consecutive fiscal quarters of the Borrower then most recently ended (taken as one accounting period) to Consolidated Indebtedness at such date shall not be less than .25 to 1.0. The basis and determination of any Status shall be subject to Section 1.04.

          SECTION 5.09. CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED TOTAL CAPITAL. If on or after the Settlement Date, Level V Status or Level VI Status exists at any date, the ratio of Consolidated Indebtedness to Consolidated Total Capital, each determined as of such date, shall not be greater than (i) .90 to 1.0, if such date occurs during the period from and including the Settlement Date to but excluding the first anniversary thereof, (ii) .75 to 1.0, if such date occurs during the period from and including the first anniversary of the Settlement Date to but excluding the second anniversary of the Settlement Date,
(iii) .65 to 1.0, if such date occurs during the period from and including the second anniversary of the Settlement Date to but excluding the third anniversary of the Settlement Date, and (iv) .55 to 1.0, if such date occurs on or after the third anniversary of the Settlement Date. The basis and determination of any Status shall be subject to Section 1.04.

        SECTION 5.10. NEGATIVE PLEDGE. Neither the Borrower nor any Consolidated Domestic Subsidiary will create or assume any Lien on any Restricted Asset now or hereafter owned by the Borrower or any Consolidated Domestic Subsidiary securing any Debt, unless provision is made to secure equally and ratably all Loans and Reimbursement Obligations then outstanding or thereafter made to or owed by the Borrower, together with any other amounts then or thereafter owed by the Borrower hereunder, with such secured Debt or obligations, so long as such secured Debt shall be so secured, except:

          (a) any Lien on any Restricted Asset securing Debt owed to a governmental entity;

          (b) any Lien on any Restricted Asset created for the sole purpose of extending, renewing or replacing, in whole or in part, the Debt secured by any existing

Lien which was not created in violation of this Section, if the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and such Lien shall be limited to all or a part of the Restricted Assets which secured the Debt so extended, renewed or replaced (plus improvements on or to any such Restricted Assets and, if the Borrower shall so determine, any additional assets, Liens on which are not restricted by this Section);

          (c) any Lien existing on any Restricted Asset in connection with the acquisition thereof; and

          (d) any Lien on any Restricted Asset acquired, constructed or improved after the date hereof, including any improvements thereon; PROVIDED that (i) such Lien is created contemporaneously with such acquisition, construction or improvement or within one hundred twenty
     (120) days before the commencement thereof or after the completion thereof, to secure or provide for the payment of an amount not exceeding the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date hereof, but only if, in the case of such construction or improvement, the Lien shall not extend to any property other than that on or connected to property on which the construction or improvement is located.

          SECTION 5.11.  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.
(a) The Borrower shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

          (1) the Person formed by such consolidation or into which the Borrower is merged (if the Borrower is not the surviving corporation) or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Borrower substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume, by an instrument of assumption, executed and delivered to the Agent, in form satisfactory to the Agent, the due and

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

punctual payment of the principal of and interest on the Notes and Reimbursement Obligations and the performance or observance of every covenant of this Agreement on the part of the Borrower to be performed or observed;

          (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

          (3) the Borrower shall have delivered to the Agent a certificate executed by the Chairman of the Board, the President or a Vice President of the Borrower and by the Treasurer or the Secretary of the Borrower and a written opinion of counsel (who may be counsel for the Borrower), each stating that such consolidation, merger, conveyance, transfer or lease and, if an instrument of assumption is required in connection with such transaction, such an instrument of assumption, comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

          (b) Upon any consolidation of the Borrower with, or merger by the Borrower into, any other Person or any conveyance, transfer or lease of the properties and assets of the Borrower substantially as an entirety in accordance with this Section, the successor Person formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the Notes.

          SECTION 5.12. USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrower solely for purposes of (i) staying directly or indirectly execution of the Judgment and/or any judgment for Interest and Costs, (ii) providing for the payment when due of the Judgment, any Interest and Costs or any Settlement and (iii) paying any Reimbursement Obligations. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.


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

                                   ARTICLE VI

                                    DEFAULTS

          SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due, or shall fail to pay within three Domestic Business Days after the due date thereof any interest on any Note or Reimbursement Obligation or any fees or any other amount payable hereunder;

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.12, inclusive;

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
     (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Borrower or any Subsidiary (other than any Abandoned Subsidiary) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator,

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

custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary (other than any Abandoned Subsidiary) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary (other than any Abandoned Subsidiary) under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay under Title IV of ERISA in connection with a Plan or a Multiemployer Plan; or notice of intent to terminate a Material Plan under a distress termination within the meaning of Section 4041(c) of ERISA shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition specified in Section 4042(a) of ERISA shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000;

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

          (j) a judgment or order for the payment of money in an amount in excess of the greater of (x) $100,000,000 and (y) 10% of Consolidated Adjusted Net Worth determined as of the end of the then most recently ended fiscal quarter of the Borrower and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals (i) who were directors of the Borrower on the first day of such period or (ii) whose nomination for election to the board of directors of the Borrower was recommended or approved by a vote of at least a majority of the directors then still in office who were directors of the Borrower on the first day of such period, shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; PROVIDED that in the case of any of the Events of Default specified in clause
(g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          SECTION 6.02. CASH COVER. The Borrower hereby agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Agent upon instruction of Banks having more than 50% in aggregate

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

amount of the Letter of Credit Liabilities, pay to the Agent an amount in immediately available funds equal to the then aggregate amount available for drawings under all Letters of Credit at the time outstanding (the "Aggregate LC Amount"); PROVIDED that, upon the occurrence of any Event of Default specified in clauses (g) and (h) of Section 6.01 with respect to the Borrower, the Borrower shall be obligated forthwith to pay such amount without any notice or demand or any other act by the Agent or the Banks.

          The Aggregate LC Amount, when received by the Agent, shall be held by the Agent in a collateral account maintained with the Agent (the "Collateral Account"), which account (and all investments held therein) shall be held in name of and subject to the dominion and control of the Agent on behalf of the Banks, as cash collateral for the Reimbursement Obligations of the Borrower in the event of any drawing under any Letter of Credit. Upon any drawing under any Letter of Credit, the Agent shall apply such amounts held in the Collateral Account to the Reimbursement Obligations in respect of such Letter of Credit.

          The Borrower hereby grants to the Agent, for the benefit of the Banks, a security interest in and right of set-off against any and all of the funds and investments held in the Collateral Account from time to time and any instrument evidencing the foregoing, and the proceeds thereof and the right to receive interest, dividends and other income therefrom, to secure equally and ratably the obligations of the Borrower hereunder in respect of the Letters of Credit and the Reimbursement Obligations. The Agent, on behalf of the Banks, shall have the rights, powers and remedies of a secured party under the New York Uniform Commercial Code with respect to the funds and investments held in the Collateral Account from time to time. The Agent shall exercise such rights, powers and remedies as and when requested by Banks having more than 50% in aggregate amount of the aggregate Letter of Credit Liabilities from time to time; PROVIDED that the Agent shall not be obligated to take any action which it believes to be contrary to law or inconsistent with the equal and ratable nature of the security interest provided in this paragraph. The Agent's duties under this paragraph (as well as under all other provisions of this Agreement) are subject to the provisions of Article VII. The Borrower shall take such actions from time to time as the Agent (at the request of any Bank) may reasonably request to perfect and preserve the security interests provided for in this paragraph.

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

          The Agent shall invest funds held in the Collateral Account from time to time only in direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof (in each case maturing within 90 days from the date of acquisition thereof by the Agent) designated by the Borrower; PROVIDED that the Agent is authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account as herein provided.

          Upon the date on which all Letters of Credit have terminated and drawings are no longer available thereunder, and the payment in full of all secured obligations, the Agent shall release all funds and investments held in the Collateral Account to or upon the order of the Borrower (or as a court of competent jurisdiction may otherwise direct).

          SECTION 6.03. NOTICE OF DEFAULT. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                   ARTICLE VII

                                    THE AGENT

          SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the Letters of Credit as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02. THE AGENT AND AFFILIATES. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of its Subsidiaries or affiliates of the Borrower as if it were not the Agent hereunder.

          SECTION 7.03. ACTION BY THE AGENT. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any

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

action with respect to any Default, except as expressly provided in Article VI.

          SECTION 7.04. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05. LIABILITY OF THE AGENT. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Credit Event hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower;
(iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.06. INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

          SECTION 7.07. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such

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

documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right, with the consent of the Borrower, to appoint a successor Agent; PROVIDED that the Borrower's consent to any such appointment shall not unreasonably be withheld, but may in any event be withheld if both (i) such proposed successor Agent fails to deliver evidence reasonably satisfactory to the Borrower that such proposed successor Agent is not a Foreign Person and (ii) the Borrower in good faith concludes that the appointment of such proposed successor Agent could result in a violation of any law, rule, guideline or regulation, or a violation of, revocation of, failure to renew or modification of any, order, facility security clearance or permit. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall (i) be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof,
(ii) not be a Foreign Person and (iii) have a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          SECTION 7.09. AGENT'S FEE. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.

          SECTION 7.10   CO-AGENTS NOT LIABLE.    Nothing in this Agreement
shall impose upon any Co-Agent, in such capacity, any duties or responsibilities whatsoever.

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

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

          SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan:

          (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) in the case of CD Loans or Euro-Dollar Loans, Banks having 50% or more of the aggregate principal amount of the affected Loans advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to convert outstanding Loans into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

          SECTION 8.02. ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

          SECTION 8.03.  INCREASED COST AND REDUCED RETURN.  (a)  If on or after
(x) the date hereof, in the case of any Committed Loan or any obligation to make a Committed Loan or issue Letters of Credit or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding
(i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment

(excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, the Letters of Credit issued by it or its obligation to issue Letters of Credit (collectively, its "Covered Credits") and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) (excluding any Taxes, Other Taxes and Excluded Taxes (as each such term is defined in Section 8.04)) of making or maintaining any Covered Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent) accompanied by a certificate setting forth in reasonable detail its calculation of such increased cost or reduction, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule, guideline or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (collectively, a "Change in Law"), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent) accompanied by a certificate setting forth in reasonable detail its calculation of such reduction, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; PROVIDED that to the extent that (i) a Bank shall increase its level of capital above the level maintained by such Bank on the date of this Agreement and there has not been a Change in Law or (ii) there has been a Change in Law and a Bank shall increase its level of capital by an amount greater than the increase attributable (taking into consideration the same variables taken into consideration in determining the level of capital maintained by such Bank on the date of this Agreement) to such Change in Law, the Borrower shall not be required to pay any amount or amounts under this Agreement with respect to any such increase in capital. Thus, for example, a Bank which is "adequately capitalized" (as such term or any similar term is used by any applicable bank regulatory agency having authority with respect to such Bank) may not require the Borrower to make payments in respect of increases in such Bank's level of capital made under the circumstances described in clause (i) or (ii) above which improve its capital position from "adequately capitalized" to "well capitalized" (as such term or any similar term is used by any applicable bank regulatory agency having authority with respect to such Bank).

          (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail its calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections (a) and (b) of this Section 8.03, the Borrower shall only be obligated to compensate any Bank for any amount arising or accruing during (i) any time or period commencing not more than (x) in the case of subsection (a), six months and (y) in the case of subsection (b), three months, prior to the date on which such Bank notifies the Agent and the Borrower that it proposes to demand such compensation and identifies to the Agent and the Borrower the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other basis, such Bank did not know that such amount would arise or accrue.

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

          SECTION 8.04. TAXES. (a) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Bank and the Agent, taxes imposed on its income, branch profits taxes and franchise or similar taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent (as the case may be) is organized or has its principal office and, in the case of each Bank, taxes imposed on its income, branch profit taxes and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being herein referred to as "Taxes" and all such excluded taxes being herein referred to as "Excluded Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof. Upon the reasonable request of the Borrower, each Bank agrees to promptly and diligently pursue at the expense of the Borrower any available refund of any such Taxes and Other Taxes (as defined in subsection (b) below) and to promptly remit immediately available funds to the Borrower in an amount equal to any such refund (including any interest thereon received by such Bank from the applicable taxing authority).

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement, any Note or any Letter of Credit (hereinafter referred to as "Other Taxes").

          (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes demand therefor.

          (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with two duly completed copies of Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a). Each such Bank that so delivers a form 1001 or 4224 (or applicable successor forms) agrees to deliver to the Borrower updated or modified forms, or other manner of certification acceptable to the Borrower, at any time that any such form is required to be resubmitted or modified, as a result of any action taken by such Bank, as a condition to obtaining an exemption from withholding tax.

          (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes. Should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

          SECTION 8.05. BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

          (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

          SECTION 8.06. SUBSTITUTION OF BANK. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Bank has
demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Agent, to seek a substitute bank or banks reasonably satisfactory to the Agent and the Borrower (which may be one or more of the Banks) to purchase the Note and Letter of Credit Liabilities in respect of unpaid Reimbursement Obligations and assume the Commitment and contingent obligations with respect to undrawn amounts under outstanding Letters of Credit of such Bank, if such substitution is not prohibited by the terms of any outstanding Letter of Credit, and the Borrower, the Agent, such Bank and substitute bank or banks shall execute and deliver an appropriately completed Assignment and Assumption Agreement pursuant to Section 9.06(c) hereof to effect the assignment of rights to and assumption of obligations by such substitute bank or banks.


                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by facsimile transmission, when such transmission is confirmed by telephone or (iv) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Agent under Article II or Article VIII shall not be effective until received.

          SECTION 9.02. NO WAIVERS. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03.  EXPENSES; INDEMNIFICATION.  (a)  The Borrower shall pay
(i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any Letter of Credit, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel (including allocated costs of staff counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom; PROVIDED that the foregoing clauses (i) and (ii) shall exclude Taxes, Other Taxes and Excluded Taxes (as each such term is defined in Section 8.04).

          (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, but excluding Taxes, Other Taxes and Excluded Taxes, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement, any Letter of Credit, or any actual or proposed use of proceeds of Loans hereunder or any actual or proposed use of any Letter of Credit; PROVIDED that (i) no Indemnitee shall have the right to be indemnified hereunder for any liabilities, losses, damages, costs or expenses arising out of or resulting from such Indemnitee's own gross negligence or willful misconduct and
(ii) the Borrower shall not be liable for the cost of any settlement effected without its consent, which consent shall not be unreasonably withheld. Each of the Banks agrees to use reasonable efforts to notify the Borrower prior to retaining any counsel or consultants, and to review with the Borrower the need for, the circumstances of and compensation arrangements relating to any such retention, with a view to controlling the cost to the Borrower thereof; PROVIDED that the failure of any Bank to do so shall not affect the obligations of the Borrower under this Section 9.03.

          SECTION 9.04. SHARING OF SET-OFFS. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it and any Reimbursement Obligation owed to it and interest (if any) thereon (collectively, the "Relevant Debt") which is greater than the proportion received by any other Bank in respect of the aggregate amount of the Relevant Debt of such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Relevant Debt of the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Relevant Debt of the Banks shall be shared by the Banks pro rata; PROVIDED that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under its Relevant Debt. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or a Letter of Credit, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          SECTION 9.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Banks,
(i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any Reimbursement Obligation or any fees hereunder, (iii) postpone the date fixed for any scheduled payment of principal of or interest on any Loan or any Reimbursement Obligation or any fees hereunder or for any termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the aggregate amount of the Letter of Credit Liabilities, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (v) amend any provision of Sections 2.15(b)(iii) or 5.12.

          SECTION 9.06. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Banks, except pursuant to and in accordance with the terms of Section 5.11(b), and no Bank may assign or otherwise transfer any of its rights or obligations under this Agreement except in compliance with this Section 9.06.

          (b) Any Bank may, at any time on or after the Sell-Down Date, grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans or Letter of Credit Liabilities. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or
(iv) of Section 9.05, without the consent of the Participant.  Subject to
Section 9.06(e), the Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest; PROVIDED that the Bank granting such participating interest and such Participant comply with all duties and obligations under Article VIII (as if, in the case of a Participant, it were a Bank). An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection
(b).

          (c) Any Bank may, at any time on or after the Sell-Down Date, assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (such portion to be in an amount equal to or greater than $10,000,000) of all, of its rights and obligations under this Agreement, the Notes and the Letters of Credit (provided that after giving effect to each such assignment, such assigning Bank shall have retained a portion in an amount equal to or greater than (i) in the case of any Bank that is not a Co-Agent or the Agent on the Effective Date, $10,000,000, and (ii) in the case of any Bank that is a Co-Agent or the Agent on the Effective Date, the lesser of (x) $30,000,000 and (y) 25% of such Bank's Commitment outstanding on the Effective Date (each such amount, a "Minimum Hold Amount"); PROVIDED that if at any time the aggregate amount of the Commitments shall be reduced, each Minimum Hold Amount shall be reduced by the same percentage that the aggregate amount by which the Commitments were reduced bears to the aggregate amount of the Commitments immediately before such reduction), and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower (which consent shall not unreasonably be withheld, but which may in any event be withheld if both (i) such proposed Assignee fails to deliver evidence reasonably satisfactory to the Borrower that such Assignee is not a Foreign Person and (ii) the Borrower in good faith concludes that such assignment could result in a violation of any law, rule or regulation, or a violation of, revocation of, failure to renew or modification of any order, facility security clearance or permit) and the consent of the Agent (which consent shall not be unreasonably withheld); PROVIDED that if an Assignee is an Affiliate of such transferor Bank and is not a Foreign Person and such assignment would not render any Letter of Credit unacceptable to the Court or any beneficiary of such Letter of Credit, no such consent shall be required; and PROVIDED FURTHER that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans; and PROVIDED FURTHER that (A) if a Bank has any contingent obligations with respect to undrawn amounts under any Letters of Credit, such Bank may assign its rights and obligations under this Agreement, the Notes and the Letters of Credit pursuant to this subsection (c) only if the assignment of such contingent obligations is permitted by the terms of such Letters of Credit and (B) a Bank may assign its Commitment only to a Qualifying Bank (it being understood that compliance with this clause (B) shall not eliminate the requirement of the Borrower's consent in accordance with this subsection (c)).

          "Qualifying Bank" means:

          (i) a bank having (x) senior unsecured long-term debt securities, long-term certificates of deposit or long-term letters of credit which are rated A- or higher by S&P AND (y) senior unsecured long-term debt securities, long-term bank deposits or long-term letters of credit which are rated A3 or higher by Moody's, or

          (ii) a bank (x) having (a) senior unsecured long-term debt securities or long-term certificates of deposit rated A- or higher by S&P OR (b) having senior unsecured long-term debt securities, long-term bank deposits or long-term letters of credit rated A3 or higher by Moody's, (y) having no long-term securities rated by the other rating agency and (z) having (A) short-term certificates of deposit or short-term letters of credit which are rated A1 or higher by S&P AND (B) short-term bank deposits or short-term letters of credit which are rated P1 or higher by Moody's.

Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and, subject to Section 9.06(e), shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment occurring after the earlier of
(i) the 90th date after the Sell-Down Date and (ii) the date as of which the Agent has notified the Banks that general syndication has been completed, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights (and no Bank on behalf of any Assignee, Participant or other transferee) shall be entitled to receive any greater payment under Article VIII or Section 2.13 (whether individually or in aggregate with any such payments received by such Bank) than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances.

          SECTION 9.07. COLLATERAL. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.08. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        SECTION 9.09. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt, on or prior to December 16, 1993, by the Agent of counterparts hereof signed by each of the parties hereto

(or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   HONEYWELL INC.



                                   By /s/ Michael A. Rocca
                                      -----------------------------------
                                      Title: Vice President and Treasurer
                                      Honeywell Plaza
                                      Minneapolis, MN  55408
                                      Telex number:
                                      Facsimile number:


Commitments
- -----------
                                   MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK


$400,000,000                          By /s/ Charles C. O'Brien
                                      -----------------------------------
                                      Title: Managing Director



                                   THE CHASE MANHATTAN BANK
                                     (NATIONAL ASSOCIATION)


$300,000,000                       By /s/ Alexander H. Danzberger, Jr.
                                      -----------------------------------
                                      Title: Vice President


                                   BANK OF AMERICA NATIONAL TRUST AND
                                     SAVINGS ASSOCIATION


$200,000,000                       By /s/ Patricia DelGrande
                                      -----------------------------------
                                      Title: Vice President


                                   THE FUJI BANK, LIMITED


$200,000,000                       By /s/ Peter L. Chinnici
                                      -----------------------------------
                                      Title: Joint General Manager

                                  CITICORP USA, INC.


$100,000,000                      By /s/ Robert M. Spence
                                      -----------------------------------
                                      Title: Vice President


     Total
  Commitments
- --------------
$1,200,000,000
- --------------
- --------------

                                   MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK, as Administrative Agent



                                   By /s/ Charles C. O'Brien
                                      -----------------------------------
                                     Title: Managing Director
                                     60 Wall Street
                                     New York, New York  10260
                                     Attention: John O'Hara
                                     Telex number: 177615
                                     Facsimile number: (212) 648-5336



                                   THE CHASE MANHATTAN BANK (NATIONAL
                                        ASSOCIATION), as Co-Agent



                                   By /s/ Alexander H. Danzberger, Jr.
                                      -----------------------------------
                                     Title: Vice President


                                   BANK OF AMERICA NATIONAL TRUST AND
                                     SAVINGS ASSOCIATION, as Co-Agent


                                   By /s/ Patricia DelGrande
                                      -----------------------------------
                                     Title: Vice President


                                   THE FUJI BANK, LIMITED, as Co-Agent

                                   By /s/ Peter L. Chinnici
                                      -----------------------------------

                                     Title: Joint General Manager


                                   CITICORP USA, INC., as Co-Agent


                                   By /s/ Robert M. Spence
                                      -----------------------------------
                                     Title: Vice President